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                              AIRWAYS CORPORATION              STOCKHOLDER PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS NOVEMBER   , 1997

  The undersigned hereby appoints Robert D. Swenson, Mark B. Finger, or either of them, as proxies, each with the power to appoint his substitute, to represent, and vote all shares of Common Stock of and on behalf of the undersigned as designated on the reverse side at the Special Meeting of
Stockholders of Airways Corporation, to be held November   , 1997, and any
adjournments thereof, with all powers the undersigned would posses if personally present and voting at such meeting.

                                                          Please mark your
                                                          votes as indicated
                                                          in this example [X]
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING.

 1. PROPOSAL TO APPROVE THE MERGER OF AIRWAYS CORPORATION WITH AND
  INTO VALUJET, INC.
             For[_]          Against           Abstain
                                   [_]              [_]
 2. OTHER BUSINESS: The Proxies are authorized to vote in their discretion on such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersignerd stockholders. If no direction is indicated, the Proxy will be voted FOR Proposal 1.
                   PLEASE MARK ON THIS SIDE; THEN SIGN, DATE
         AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
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                          (Continued from other side)

This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, the Proxy will be voted FOR Proposal 1.

                                                THIS PROXY IS SOLICITED ON
                                             BEHALF OF THE BOARD OF DIRECTORS

                                           Dated: ______________________ , 1997

                                           ____________________________________
                                           Signature

                                           ____________________________________
                                           Signature if held jointly


                                           PLEASE SIGN EXACTLY AS NAME(S) AP-
                                           PEAR(S) HEREON. IF SHARES ARE HELD
                                           IN THE NAME OF TWO OR MORE PERSONS,
                                           ALL MUST SIGN. WHEN SIGNING AS AT-
                                           TORNEY, EXECUTOR, ADMINISTRATOR,
                                           PERSONAL REPRESENTATIVE, TRUSTEE,
                                           OR GUARDIAN, GIVE FULL TITLE AS
                                           SUCH. IF SIGNER IS A CORPORATION,
                                           SIGN FULL CORPORATE NAME BY DULY
                                           AUTHORIZED OFFICER.